================================================================================



                            BANKBOSTON CORPORATION
                         (a Massachusetts corporation)


                   Senior Debt Securities, Subordinated Debt
                         Securities, Preferred Stock,
                Depositary Shares Representing Preferred Stock,
                  Common Stock and Warrants to Purchase Debt
                  Securities, Preferred Stock or Common Stock



                            UNDERWRITING AGREEMENT



                           Dated: ____________, 199_


================================================================================

                            BANKBOSTON CORPORATION
                         (a Massachusetts corporation)

                   Senior Debt Securities, Subordinated Debt
                         Securities, Preferred Stock,
                Depositary Shares representing Preferred Stock,
                  Common Stock and Warrants to Purchase Debt
                  Securities, Preferred Stock or Common Stock


                            UNDERWRITING AGREEMENT



                               ___________, 199_


To the [Underwriter[s]
 named in Exhibit A]

 [Representative[s] named
 in Exhibit A of the
 Underwriters named in
 Exhibit A]


Dear Sirs:

     BankBoston Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell from time to time, either together or separately, certain of its (i) senior debt securities (the "Senior Debt Securities") and/or
(ii) subordinated debt securities (the "Subordinated Debt Securities", and together with the Senior Debt Securities, the "Debt Securities"), and/or (iii) preferred stock (the "Preferred Shares"), and/or (iv) depositary shares which represent fractional interests in the Preferred Shares (the "Depositary Shares") and/or (v) common stock, par value $1.00 per share ("Common Stock"), and/or (vi) warrants (the "Warrants") to purchase Debt Securities, Preferred Shares or Common Stock in one or more offerings on terms determined at the time of sale and set forth in a terms agreement in the form of Exhibit A hereto (the "Terms Agreement"). The Subordinated Debt Securities may be convertible into or exchangeable for Capital Securities of the Company (as defined below) and the Preferred Shares may be convertible into Capital Securities or other preferred stock of the Company or exchangeable for Capital Securities or Debt Securities, in each case as set forth in the applicable Terms Agreement relating thereto. As used herein, "Capital Securities" means any securities issued by the Company which consist of (i) Common Stock, (ii) perpetual preferred stock or (iii) other capital securities of the Company acceptable to the Company's primary federal regulator. Capital Securities may have such terms, rights and preferences as may be determined by the Company.

     The Senior Debt Securities are to be issued under an Indenture dated as of June 15, 1992, as amended or supplemented (the "Senior Indenture"), between the Company and Norwest Bank Minnesota, National Association ("Norwest"), as trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued under an Indenture dated as of June 15, 1992, as amended or supplemented (the "Subordinated Indenture"), between the Company and Norwest, as trustee (the "Subordinated Trustee", and together with the Senior Trustee, the "Trustees"). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the "Indentures". The Senior Debt Securities and the Subordinated Debt Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, exchange terms, if any, conversion terms and other specific terms as set forth in the applicable Terms Agreement relating thereto.

     The warrants are to be issued under warrant agreements (each a "Warrant Agreement"), between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"). The Warrants may have varying designations, expiration dates, selling prices, redemption terms, if any, exchange terms, if any, conversion terms and other specific terms as set forth in the applicable Terms Agreement relating thereto.

     Each issue of Preferred Shares may vary as to the specific number of shares, title, stated value and liquidation preference, issuance price, dividend rate or rates (or method of calculation), dividend payment dates, redemption or sinking fund requirements, conversion and exchange provisions and any other variable terms as set forth in the applicable Terms Agreement relating to such Preferred Shares. If the Preferred Shares are to be offered in the form of Depositary Shares, the Preferred Shares will, when issued, be deposited by the Company against delivery of depositary receipts (the "Depositary Receipts") to be issued under a deposit agreement (the "Deposit Agreement"), to be entered into among the Company, a depositary institution (the "Depositary") and the holders from time to time of the Depositary Receipts issued thereunder. The Depositary Receipts will evidence the Depositary Shares and each Depositary Share will represent a fraction of a Preferred Share. The Preferred Shares, together, if applicable, with the Depositary Shares are hereinafter referred to as the "Shares".

     Each issue of Common Stock may vary as to the specific number of shares, the initial public offering price, the purchase price and other specific terms as set forth in the applicable Terms Agreement relating thereto.

     The Debt Securities, Warrants, Shares and Common Stock, to be issued and sold as specified in the applicable Terms Agreement, shall collectively be referred to herein as the "Offered Securities". As used herein, unless the context otherwise requires, the term "Underwriters" shall mean the firm or firms specified as Underwriter or Underwriters in the applicable Terms Agreement relating to the Offered Securities and the term "you" shall mean the Underwriter or Underwriters, if no underwriting syndicate is purchasing the Offered Securities, or the representative or representatives of the Underwriters, if an underwriting syndicate is purchasing the Offered Securities, as specified in the applicable Terms Agreement.

     Whenever the Company determines to make an offering of Offered Securities, the Company will enter into a Terms Agreement providing for the sale of the applicable Offered Securities to, and the purchase and offering thereof by, the Underwriters. The Terms Agreement relating to the Offered Securities shall specify the type of Offered Securities to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Offered Securities which each such Underwriter severally agrees to purchase, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the time and place of delivery and payment and other specific terms. In addition, each Terms Agreement shall specify whether the Company has agreed to grant to the Underwriters an option to purchase additional Offered Securities to cover over-allotments, if any, and the amount of Offered Securities subject to such option (the "Option Securities"). As used herein, the term "Offered Securities" shall include the Option Securities, if any. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Offered Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company and each Underwriter participating in the offering of such Offered Securities.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File
No. 333-     ), including a prospectus, relating to the Offered Securities and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of

1933, as amended (the "1933 Act"). Such registration statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Securities, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date of the applicable Terms Agreement pursuant to Rule 424, is herein referred to as the "Prospectus Supplement". Such registration statement, as amended at the date of the applicable Terms Agreement, including the exhibits thereto and the documents incorporated by reference therein, is herein called the "Registration Statement", and the basic prospectus included therein relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein.

     Section 1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

          (i) The Company meets the requirements for use of Form S-3 under the 1933 Act and as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus Supplement and any amendment thereto, (A) the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the "1933 Act Regulations"), the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in the Registration Statement or the Prospectus. At the Closing Time, the Indentures will comply in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

          (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, as of the applicable effective date of the Registration Statement and any amendment thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          (iii) This Agreement has been duly authorized, executed and delivered by the Company; and upon execution and delivery of each Terms Agreement by the Company, such Terms Agreement shall have been duly authorized, executed and delivered by the Company.

          (iv) The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have bee prepared in conformity with generally accepted accounting principles applies on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be the Registration Statement present fairly the information required to be stated therein. The selected financial data included in the Prospectus present fairly the information shown therein and have been complied on a basis consistent with* that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

          (v) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; BankBoston, N.A. ("FNBB") is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such (FNBB is referred to as the "Significant Subsidiary"); the Significant Subsidiary has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business.

          (vi) The Company is duly qualified as a foreign corporation, and the Significant Subsidiary is duly authorized, to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (vii) The Company does not have any subsidiaries which are material to its business, except to the extent that the Significant Subsidiary may be deemed to be so material.

          (viii) The Offered Securities conform in all material respects to the summary descriptions thereof contained or incorporated by reference in the Prospectus and such summary descriptions conform to the rights set forth in the instruments defining the same.

          (ix) If the Prospectus contains a description of the capitalization of the Company, (a) the Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus, (b) all of the outstanding shares of Capital Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and
     (c) none of the outstanding shares of Capital Securities was issued in violation of the preemptive rights of any stockholder of the Company.

          (x) If the Offered Securities include Preferred Shares, such Preferred Shares shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Preferred Shares are duly executed and delivered and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Preferred Shares will have been validly issued, fully paid and non-assessable; subject to the provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; such Preferred Shares will not be subject to the.preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Preferred Shares has been, or at the Closing Time will be, validly and sufficiently taken; and, if the Offered Securities include Preferred Shares that are to be represented by Depositary Shares, then, upon deposit by the Company of such Preferred Shares with the Depositary pursuant to the Deposit Agreement and the execution by the Depositary of the Depositary Receipts evidencing the Depositary Shares, such Depositary Shares shall represent legal and valid interests in such Preferred Shares; and, if the Offered Securities include Preferred Shares that are convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities or Debt Securities, then such Preferred Shares shall be convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities or Debt Securities in accordance with their terms and the terms of the Certificate of Vote of Directors establishing a Series of a Class of Stock relating to such Preferred Shares (the "Certificate of Vote").

          (xi) If the Offered Securities include Common Stock, such Common Stock shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Common Stock is duly executed and delivered and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Common Stock will have been validly issued, fully paid and non-assessable; subject to the provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; such Common Stock will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Common Stock has been, or at the Closing Time will be, validly and sufficiently taken.

          (xii) If the Offered Securities include Debt Securities, such Debt Securities shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Debt Securities are duly executed, authenticated and delivered in the manner provided for in the applicable Indenture and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and, if the Offered Securities include Subordinated Debt Securities that are convertible into or exchangeable for Capital Securities, then such Subordinated Debt Securities shall be convertible into or exchangeable for Capital Securities in accordance with their terms and the terms of the Subordinated Indenture.

          (xiii) If the Offered Securities include Warrants, such Warrants shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Warrants are duly executed, countersigned and delivered in the manner provided for in the Warrant Agreement and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Warrants will constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the Warrants shall be exercisable for Debt Securities, Preferred Shares or Common Stock in accordance with their terms and the terms of the Warrant Agreement.

          (xiv) If the Offered Securities include Preferred Shares convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities and/or Subordinated Debt Securities convertible into or exchangeable for Capital Securities, the Capital Securities or preferred stock issuable upon conversion or exchange, as the case may be, of the Preferred Shares pursuant to their terms and the terms of the Certificate of Vote and/or the Capital Securities issuable upon conversion or exchange of the Subordinated Debt Securities pursuant to their terms and the terms of the Subordinated Indenture, on the date of the Terms Agreement relating to such Offered Securities, shall be duly authorized and validly reserved for issuance upon such conversion or exchange by all necessary corporate action and such Capital Securities or other preferred stock, when issued upon such conversion or exchange, as the case may be, will be validly issued, fully paid and non-assessable; subject to the provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; and the issuance of such Capital Securities or other preferred stock upon such conversion or exchange, as the case may be, will not be subject to preemptive rights.

          (xv) If the Offered Securities include Debt Securities or Preferred Shares exchangeable for Debt Securities, the Indentures have been duly authorized by the Company, will be substantially in the forms filed as exhibits to the Registration Statement and, when duly executed and delivered by the Company and the Trustees, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the summary descriptions of the Indentures set forth in the Prospectus conform in all material respects to the provisions contained in the Indentures.

          (xvi) If the Offered Securities include Depositary Shares, the Deposit Agreement has been duly authorized by the Company, will be substantially in the form filed as an exhibit to the Registration Statement and, when duly executed and delivered by the Company and the Depositary, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the summary description of the Deposit Agreement set forth in the Prospectus conforms in all material respects to the provisions contained in the Deposit Agreement.

          (xvii) If the Offered Securities include Warrants, the Warrant Agreement has been duly authorized by the Company, will be substantially in the form filed as an exhibit to the Registration Statement and, when duly executed and delivered by the Company and the Warrant Agent, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the summary description of the Warrant Agreement conforms in all material respects to the provisions contained in the Warrant Agreement.

          (xviii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby and, except for normal recurring dividends on the Common Stock and the Preferred Shares of the Company, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

          (xix) Neither the Company nor the Significant Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement, the applicable Terms Agreement, the Indentures, the Warrant Agreement, any Certificate of Vote and the Deposit Agreement by the Company, the issuance and delivery of the Offered Securities, the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Registration Statement, and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, the Indentures, the Warrant Agreement, any Certificate of Vote and the Deposit Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or the Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Significant Subsidiary under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiary or any of its properties.

          (xx) Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign

     (other than under the 1933 Act, the 1939

     Act and the securities or blue sky laws of the various states), which is required for (A) the valid authorization, issuance, sale and delivery of the Offered Securities or (B) the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the Indentures, the Warrant Agreement, any Certificate of Vote or the Deposit Agreement by the Company has been received.

          (xxi) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary that is required to be disclosed in the Prospectus or that, in the final outcome, could, in the judgment of the Company, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or any Significant Subsidiary is a party or which affect any of its properties that are not described in the Prospectus, including ordinary routine litigation incidental to its business, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxii) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xxiii) The Company and the Significant Subsidiaries each has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or the Significant Subsidiary holds properties described in the Prospectus, are in full force and effect, and neither the Company nor the Significant Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Significant Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxiv) The Company and the Significant Subsidiaries each owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company nor the Significant Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxv) The Company and the Significant Subsidiaries each owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted, and neither the Company nor any of the Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxvi) To the best knowledge of the Company, no labor problem exists with its employees or with employees of the Significant Subsidiaries or is imminent that could adversely affect the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Significant Subsidiaries' principal suppliers, contractors or customers that could be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

          (xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Securities or the Capital Securities.

     (b) Any certificate signed by any duly authorized officer of the Company or the Significant Subsidiary and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     Section 2. PURCHASE AND SALE. (a) The several commitments of the Underwriters to purchase Offered Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company may grant, if so provided in the Terms Agreement applicable to any Offered Securities, an option to the Underwriters named in such Terms Agreement, severally and not jointly, to purchase up to the amount of Option Securities set forth therein at the same price per security (less, in the case of Common Stock, an amount per share equal to any dividends declared by the Company and payable on the Offered Securities but not payable on the Option Securities) as is applicable to the Offered Securities. Such option, if granted, will expire 30 days after the date of the Terms Agreement applicable to the Offered Securities, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Offered Securities upon notice by you to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by you, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by you and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Offered Securities each such Underwriter has agreed to purchase, as set forth in the applicable Terms Agreement, bears to the total number of Offered Securities, subject to such adjustments as you in your discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters pursuant to the applicable Terms Agreement shall be made at the office of BankBoston, N.A., 100 Federal Street, Boston, Massachusetts 02110 or at such other place as shall be agreed upon by you and the Company in the applicable Terms Agreement, at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date of the applicable Terms Agreement or at such other time as shall be agreed upon by you and the Company (each such time and date being referred to as a "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates representing such Option Securities, shall be made at the above-mentioned offices of BankBoston, N.A., or at such other place as shall be agreed upon by you and the Company, on each Date of Delivery as specified in the notice from you to the Company. Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Offered Securities to be purchased by them. Such Offered Securities, certificates for such Offered Securities or Depositary Receipts evidencing the Depositary Shares, as applicable, shall be in such denominations and registered in such names as you may request in writing at least two full business days prior to the applicable Closing Time or Date of Delivery, as the case may be. Such Offered Securities, certificates or Depositary Receipts, as applicable, will be made available for examination and packaging by you not later than 10:00 A.M. on the business day prior to Closing Time or Date of Delivery, as the case may be.

     Section 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

     (a) (i) If reasonably requested by you in connection with the offering of the Offered Securities, the Company will prepare a preliminary prospectus supplement containing such information concerning the Offered Securities as you and the Company deem appropriate and (ii) immediately following the execution of each Terms Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the number or principal amount of Offered Securities covered thereby, the names of the Underwriters participating in the offering and the number or principal amount of Offered Securities which each Underwriter severally has agreed to purchase, the name of each Underwriter, if any, acting as representative in connection with the offering, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information concerning the Offered Securities as you and the Company deem appropriate in connection with the offering of the Offered Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement, the Prospectus and the Prospectus Supplement as you shall reasonably request.

     (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

     (c) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

     (d) During the period between the date of the applicable Terms Agreement and the Closing Time, the Company will inform you of its intention to file any amendment to the Registration Statement, any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the

Prospectus, will furnish you with copies of any such amendment, supplement or other document and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably object.

     (e) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Securities, the Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (f) The Company has furnished or will furnish to you as many copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act) and copies of all consents and certificates of experts as you may reasonably request, and has furnished or will furnish to you, for each other Underwriter, one copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

     (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered Securities and, if applicable, Capital Securities into or for which the Subordinated Debt Securities are convertible or exchangeable and the Capital Securities, other preferred stock or Debt Securities into which the Preferred Shares are convertible or exchangeable, as the case may be, for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Terms Agreement applicable to such Offered Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Securities have been qualified as above provided.

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering (i) a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date and (ii) a period of 12 months beginning after the date of the applicable Terms Agreement but not later than the first day of the Company's fiscal quarter next following the date of the applicable Terms Agreement.

     (i) If and to the extent specified in the applicable Terms Agreement, the Company will use its best efforts to effect the listing of the Offered Securities and, if applicable, the Capital Securities, other preferred stock or Debt Securities issuable upon conversion of or exchange for, as the case may be, Preferred Shares and/or Capital Securities issuable upon conversion of or exchange for Subordinated Debt Securities, on the New York Stock Exchange and the Boston Stock Exchange by the Closing Time with respect to the applicable Terms Agreement.

     (j) For a period of five years after the Closing Time, the Company will furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

     (k) Between the date of the applicable Terms Agreement and the Closing Time or such other date as is set forth in such Terms Agreement, the Company will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the securities set forth in such Terms Agreement, other than as set forth in such Terms Agreement.

     Section 4. PAYMENT OF EXPENSES. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the preparation, printing and distribution of this Agreement, each Terms Agreement, the Indentures, the Deposit Agreement, the Warrant Agreement, any Certificate of Vote, the Offered Securities, any certificates for the Offered Securities and Depositary Receipts, (c) the issuance and delivery of the Offered Securities to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the qualification of the Offered Securities under the applicable securities laws in accordance with Section 3(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and the Legal Investment Survey, (f) any fees charged by rating agencies for rating any of the Offered Securities and (g) the fees and expenses incurred in connection with the listing of the applicable Offered Securities and the Capital Securities, other preferred stock or Debt Securities issuable upon conversion or exchange thereof.

     If a Terms Agreement is terminated by you in accordance with the provisions of Section 5 or Section 9(i) hereof, the Company shall reimburse the Underwriters named in such Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters.

     Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. Except as otherwise provided in the applicable Terms Agreement, the obligations of the Underwriters to purchase and pay for the Offered Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties of the Company contained herein at and as of the date hereof, the date of any such Terms Agreement, and the Closing Time or contained in certificates of any officer of the Company or the Significant Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

     (b) At the applicable Closing Time, you shall have received a signed opinion of Gary A. Spiess, General Counsel for the Company, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to you or your counsel, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus.

          (ii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (iii) FNBB is a duly organized and validly existing national banking association under the laws of the United States, continues to hold a valid certificate to do business as such and has full power and authority to conduct its business as such; and the Significant Subsidiary has the authority under its jurisdiction of organization to own, lease and operate its properties and to conduct its business.

          (iv) The Significant Subsidiary is duly authorized to transact business and is in good standing in each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

          (v) The Company is duly registered under the Bank Holding Company Act of l956, as amended; and the Significant Subsidiary is duly authorized to conduct such banking business in each jurisdiction in which its banking business is conducted.

          (vi) If the Prospectus contains a description of the capitalization of the Company, (a) the Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus, (b) all of the outstanding shares of Capital Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and
     (c) none of the outstanding shares of Capital Securities was issued in violation of the preemptive rights of any stockholder of the Company.

          (vii) The Offered Securities conform in all material respects as to legal matters to the description thereof contained or incorporated by reference in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

          (viii) All of the outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable; except for directors' qualifying shares, all of such shares are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and none of such shares was issued in violation of the preemptive rights of any stockholder of the Significant Subsidiaries.

          (ix) If the Offered Securities include Preferred Shares, such Preferred Shares have been duly authorized and, when such Preferred Shares are duly executed and delivered and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Preferred Shares will have been validly issued, fully paid and non-assessable; subject to the provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; such Preferred Shares will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Preferred Shares has been validly and sufficiently taken; and, if the Offered Securities include Preferred Shares that are to be represented by Depositary Shares, then, upon deposit by the Company of such Preferred Shares with the Depositary pursuant to the Deposit Agreement and the execution by the Depositary of the Depositary Receipts evidencing the Depositary Shares, such Depositary Shares shall represent legal and valid interests in such Preferred Shares; and, if the Offered Securities include Preferred Shares that are convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities or Debt Securities, then such Preferred Shares are convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities or Debt Securities in accordance with their terms and the terms of the Certificate of Vote.

          (x) If the Offered Securities include Common Stock, such Common Stock shall, on the date of the Terms Agreement relating to such Offered Securities, be duly authorized and, when such Common Stock is duly executed and delivered and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Common Stock will have been validly issued, fully paid and non-assessable; subject to the provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; such Common Stock will not be subject to the preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issue and sale of such Common Stock has been, or at the Closing Time will be, validly and sufficiently taken.

          (xi) If the Offered Securities include Debt Securities, such Debt Securities have been duly authorized and, when such Debt Securities are duly executed, authenticated and delivered in the manner provided for in the applicable Indenture and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the applicable Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and, if the Offered Securities include Subordinated Debt Securities that are convertible into of exchangeable for Capital Securities, then such Subordinated Debt Securities are convertible into or exchangeable for Capital Securities in accordance with their terms and the terms of the Subordinated Indenture.

          (xii) If the Offered Securities include Warrants, such Warrants have been duly authorized and, when such Warrants are duly executed, authenticated and delivered in the manner provided for in the Warrant Agreement and issued and paid for in accordance with this Agreement and the applicable Terms Agreement, such Warrants will constitute valid and binding obligations of the Company entitled to the benefits of the Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the Warrants are exercisable for Debt Securities, Preferred Shares or Common Stock in accordance with their terms and the terms of the Warrant Agreement.

          (xiii) If the Offered Securities include Preferred Shares convertible into Capital Securities or other preferred stock or exchangeable for Capital Securities and/or Subordinated Debt Securities convertible into or exchangeable for Capital Securities, the Capital Securities or other preferred stock issuable upon conversion or exchange, as the case may be, of the Preferred Shares pursuant to their terms and the terms of the Certificate of Vote and/or the Capital Securities issuable upon conversion of or exchange for the Subordinated Debt Securities pursuant to their terms and the terms of the Subordinated Indenture, have been duly authorized and validly reserved for issuance upon such conversion by all necessary corporate action and such Capital Securities or other preferred stock, when issued upon such conversion, will be validly issued, fully paid and non-assessable; subject to provisions of Massachusetts General Laws, Chapter 156B, Section 45, no holder thereof will be subject to personal liability by reason of being such a holder; and the issuance of such Capital Securities or other preferred stock upon such conversion or exchange, as the case may be, will not be subject to preemptive rights.

          (xiv) If the Offered Securities include Debt Securities or Preferred Shares exchangeable for Debt Securities, the applicable Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the applicable Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies; and the Indenture has been duly qualified under the 1939 Act.

          (xv) If the Offered Securities include Depositary Shares, the Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

          (xvi) If the Offered Securities include Warrants, the Warrant Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Warrant Agent, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by the receivership, conservatorship and supervisory powers of bank regulatory agencies generally as well as to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the availability of equitable remedies.

          (xvii) This Agreement and the applicable Terms Agreement have been duly authorized, executed and delivered by the Company.

          (xviii) Each authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the 1933 Act, the 1939 Act and the securities or blue sky laws of the various states), which is required for
     (A) the valid authorization, issuance, sale and delivery of the Offered Securities or (B) the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the applicable Indenture, the Warrant Agreement, any Certificate of Vote or the Deposit Agreement, as applicable, by the Company has been received.

          (xix) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

          (xx) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly discuss in all material respects the information required to be shown.

          (xxi) Except with respect to undertakings or agreements with bank regulatory authorities, the disclosure with respect to which is addressed in clause (xxv) below, to the knowledge of such counsel, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Prospectus or filed as an exhibit to the Registration Statement.

          (xxii) The execution and delivery of this Agreement, the applicable Terms Agreement, the applicable Indenture, the Warrant Agreement, any Certificate of Vote and the Deposit Agreement, as applicable, by the Company, the issuance and delivery of the Offered Securities and the consummation by the Company of the transactions contemplated in this Agreement, the applicable Terms Agreement and in the Registration Statement and compliance by the Company with the terms of this Agreement, the applicable Terms Agreement, the applicable Indenture, the Warrant Agreement, any Certificate of Vote and the Deposit Agreement, as applicable, do not and will not result in any violation of the charter or by-laws of the Company or the Significant Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or the Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Significant Subsidiary or any of its properties.

          (xxiii) The Registration Statement is effective under the 1933 Act, and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act.

          (xxiv) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates and as of the date of the applicable Terms Agreement, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations.

          (xxv) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission and as of the date of the applicable Terms Agreement, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations.

          (xxvi) Such counsel has participated in the preparation of the Registration Statement and the Prospectus and is familiar with or has participated in the preparation of the documents incorporated by reference therein and no facts have come to the attention of such counsel to lead him to believe (A) that the Registration Statement or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), on the original effective date of the Registration Statement, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of any annual report on Form 10-K after the filing of the Registration Statement, on the date of this Agreement, on the date of the applicable Terms Agreement, on the date any such amendment became effective after the date of this Agreement or the date of the applicable Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), at the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement, the Terms Agreement and the sale of the Offered Securities pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such opinion shall be limited to Massachusetts and federal law.

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts and the federal law of the United States, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that such counsel is entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials.

     (c) At the applicable Closing Time, you shall have received the favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated as of the Closing Time, together with signed or reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinion delivered pursuant to
Section 5(b) appears on its face to be appropriately responsive to the requirements of this Agreement and the applicable Terms Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Offered Securities, this Agreement, the Registration Statement, the Prospectus and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Significant Subsidiaries and certificates of public officials.

     (d) At the applicable Closing Time there shall not have been, since the date of the applicable Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, a Vice President or a Vice Chairman, and the Vice Chairman, Chief Financial Officer and Treasurer, the Executive Director, Global Treasury & Investments or the Comptroller of the Company, dated as of such Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of such Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Closing Time, and (iv) to the best knowledge of such person, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

     (e) PricewaterhouseCoopers LLP shall have furnished to you a letter or letters (in each case in form and.substance satisfactory to you), together with signed or reproduced copies of such letter or letters for each of the other Underwriters, if any, making the statements contained in paragraphs (1) and (2) as follows:

          (1) At the date of the applicable Terms Agreement, a letter relating to the Company (the "Terms Agreement Letter"), to the effect that:

               (a) They are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations.

               (b) In their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Company's most recently filed annual report on Form 10-K comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to Registration Statements on Form S-3 and the 1934 Act and the 1934 Act Regulations with respect to annual reports on Form 10-K.

               (c) On the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the stockholders and directors of the Company and of FNBB and the minutes of meetings of the Executive, Audit, Compensation, and Board Governance Committees of the Board of Directors of the Company from the date of the latest audited consolidated financial statements of the Company, a reading of the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in each of the Company's quarterly reports on Form 10-Q filed prior to the date of the applicable Terms Agreement and subsequent to the Form 10-K described in (b) above, a reading of the most recent consolidated financial statement of the Company, and inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, all such inquiries and procedures being carried out to a specified date not more than five business days prior to the date of the Terms Agreement Letter, nothing came to their attention that caused them to believe that:

          (i) the unaudited consolidated financial statements included or incorporated by reference in each quarterly report on Form 10-Q do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations with respect to Form 10-Q; or

          (ii) such unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of audited consolidated financial statements referred to above, except as disclosed in the notes to such unaudited consolidated financial statements or as otherwise described in such Terms Agreement Letter; or

          (iii) there was any increase at the specified date in the consolidated notes payable of the Company and its consolidated subsidiaries or any increase in the number of shares of Capital Securities outstanding of the Company, or any decrease in the stockholder's equity of the Company, in each case as compared with the most recent balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur, or which are disclosed in the Terms Agreement Letter;

          (iv) for the period from the date of the latest consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Prospectus to such specified date, there was any decrease in the net interest revenue or net income, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur, or which are disclosed in the Terms Agreement Letter.

          (d) Such letter shall further state that, in addition to their examinations, inspections, inquiries and other procedures referred to therein, they have performed such other procedures, specified by you, not constituting an audit, as they have agreed to perform and report on with respect to certain amounts, percentages, numerical data and other financial information in the most recently filed Form 10-K, each Form 10-Q incorporated by reference in the Registration Statement, the Registration Statement, the Prospectus and the exhibits to the Registration Statement or in other documents incorporated by reference in the Prospectus, and have compared certain of such amounts, percentages, numerical data and financial information with, and have found such items to be in agreement with or derived from, the detailed accounting and financial records of the Company and its subsidiaries.

     (2) At the Closing Time, a letter dated the Closing Time (the "Closing Letter"), to the effect that they reaffirm as of the date of the Closing Letter (and as though made on the date of the Closing Letter) all statements made in the Terms Agreement Letter, except that the inquiries and procedures specified therein shall have been carried out to a specified date not more than five days prior to the date of the Closing Letter.

          (e) Between the date of the applicable Terms Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Company's debt securities or preferred stock.

          (f) On or prior to the Closing Time, the Offered Securities shall have been duly authorized for listing on such exchange, if any, as is specified in the applicable Terms Agreement.

          (g) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriters.

          (h) In the event the Underwriters exercise their option provided in a Terms Agreement as set forth in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery, and you shall have received:

               (1) A certificate, dated such Date of Delivery, of the Chairman and Chief Executive Officer, the President and Chief Operating Officer, a Vice President or a Vice Chairman, and the Vice Chairman, Chief Financial Officer and Treasurer, the Executive Director, Global Treasury & Investments or the Comptroller of the Company, in their capacities as such, confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

               (2) The favorable opinion of Gary A. Spiess, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise substantially to the same effect as the opinion required by Section 5(b) hereof.

               (3) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by
          Section 5(c) hereof.

               (4) A letter from PricewaterhouseCoopers LLP in form and substance satisfactory to you and dated such Date of Delivery, substantially the same in scope and substance as the Closing Letter furnished to you pursuant to Section 5(e)(2) hereof, except that the "specified date" in the letter shall be a date not more than five days prior to such Date of Delivery.

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

     Section 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), and all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or any preliminary prospectus supplement, or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement, or the Prospectus (or any amendment or supplement thereto).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Prospectus (or any amendment or supplement thereto).

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     Section 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that (a) the

Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and (b) the Company is responsible for the balance; PROVIDED, HOWEVER, that (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Offered Securities purchased by such Underwriter hereunder and under the applicable Terms Agreement and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement and any Terms Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter or controlling person and shall survive delivery of and payment for the Offered Securities.

     Section 9. TERMINATION OF AGREEMENT.

     (a) This Agreement may be terminated for any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You may also terminate a Terms Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there shall have been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or (ii) if there shall have occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities or (iii) if trading in any securities of the Company has been suspended by the Commission or the National

Association of Securities Dealers, Inc., or if trading generally on the New York Stock Exchange, the Boston Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities have been required, by such exchanges or by order of the Commission, any exchange on which such securities are listed or any other governmental authority with appropriate jurisdiction over such matters or (iv) if a banking moratorium has been declared by either federal or New York authorities.

     (b) If this Agreement or any Terms Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination (i) the covenants set forth in Section 3(b), (c) and (e) with respect to any offering of Offered Securities shall remain in effect so long as any Underwriter owns any such Offered Securities purchased from the Company pursuant to the applicable Terms Agreement and during the period when the Prospectus is required to be delivered in connection with sales of the Offered Securities and (ii) the covenants set forth in Section 3(g), (h), (j) and, if applicable, (k), the provisions of Section 4, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Sections 8 and 13 shall remain in effect.

     Section 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters participating in an offering of Offered Securities shall fail at the applicable Closing Time to purchase the Offered Securities which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Defaulted Securities"), you shall have the right, within 36 hours thereafter, to make arrangements for one or more of the nondefaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, you have not completed such arrangements within such 36-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Offered Securities to be purchased pursuant to such Terms Agreement, the nondefaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations bear to the underwriting obligations of all nondefaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the Offered Securities to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

     In the event of any such default that does not result in the termination of the applicable Terms Agreement, either you or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

     Section 11. NOTICES. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to _______, or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be directed to it at BankBoston Corporation, 100 Federal Street, 01-25-01, Boston, Massachusetts 02110, attention of Gary A. Spiess, General Counsel.

     Section 12. PARTIES. This Agreement herein set forth and any Terms Agreement is made solely for the benefit of any Underwriter which becomes a party to a Terms Agreement, the Company and, to the extent expressed, any person controlling the Company or any such Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Offered Securities. All of the obligations of any Underwriters hereunder and under any Terms Agreement are several and not joint.

     Section 13. GOVERNING LAW AND TIME. This Agreement and each Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     Section 14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.


                                 Very truly yours,

                                 BANKBOSTON CORPORATION


                                 By __________________________________
                                 Name:
                                 Title:

Confirmed and accepted as of
the date first above written:

                                   Exhibit A



              BANKBOSTON CORPORATION

              [Title of Securities]

                TERMS AGREEMENT


                           Dated:       , 199_


To:  BankBoston Corporation
  100 Federal Street
  Boston, Massachusetts 02110

Re:  Underwriting Agreement dated        , 199_

Dear Sirs:

     We (the "Representative[s]") understand that BankBoston Corporation, a Massachusetts corporation (the "Company"), proposes to issue and sell [[$ aggregate principal amount] of its [senior debt securities] [and] [subordinated [convertible or exchangeable] debt securities] (the "Debt Securities")] [and] [_______ shares of its [convertible] [exchangeable] preferred stock (the "Preferred Shares")] [_____ depositary shares (the "Depositary Shares") each representing ____ of a share of ____ preferred stock] [and] [____ shares of its common stock, par value $1.00 per share ("Common Stock")]. This Agreement is the

Terms Agreement referred to in the underwriting agreement dated ____________, 199_ (the "Underwriting Agreement"). Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective [amounts of [Debt Securities] [and] [Preferred Shares] [Depositary Shares]] [numbers of shares of Common Stock] set forth below.


                             Principal   Principal  Principal   Number
                Amount of    Amount of   Amount of  of Shares
 Name of                     Debt        Preferred  Depositary  of Common
Underwriter                  Securities  Shares     Shares      Stock
-----------     ---------    ----------  ---------  ----------  ---------

                ---------    ----------  ---------  ----------  ---------

Total           $            $           $
                ---------    ----------  ---------  ----------  ---------

                                DEBT SECURITIES

Title of Debt Securities:

Principal amount to be issued:                                $

Senior or Subordinated:

Currency:

Current ratings:

Interest rate or formula:                                     %

Interest payment dates:

Date of maturity:

Redemption provisions:

Sinking fund requirements:

Initial public offering price:      % of the principal amount, plus accrued
  interest, if any, [or amortized original issue discount, if any,]
  from               , 19 .

Purchase price:      % of the principal amount, plus accrued interest, if any,

  [or amortized original issue discount, if any,] from                ,
  19   (payable in next day funds).

Listing requirement:                      [None]  [NYSE]  [BSE]

Convertible:

Conversion provisions:

Exchangeable:

Exchange provisions:

Closing date and location:

Additional representations, if any:

Lock-up provisions:

Number of Option Securities, if any:

Other terms and conditions:

                               PREFERRED SHARES

Title of Preferred Shares:

Principal amount to be issued:        $

Currency:

Annual cash dividend rate:      %     Payable:

Liquidation preference per Share:

Initial public offering price:         %, plus accrued interest or amortized
  original issue discount, if any, from __________, 19__.

Purchase Price:         %, plus accrued interest or amortized original issue
  discount, if any, from _____________, 19__ (payable in next day funds).

Listing Requirement:         [None]          [NYSE]           [BSE]

Convertible:

Initial Conversion price:      $____ per share of [Common Stock] [Preferred
  Stock] [Capital Securities].

Other conversion provisions:

Exchangeable:

Exchange Provisions:

Closing date and location:

Additional representations, if any:

Redemption provisions:

Lock-up provisions:

Sinking fund requirements:

Number of Option Securities, if any:

Other terms and conditions:


               DEPOSITARY SHARES

Title of Depositary Shares:

Principal amount to be issued:       $

Currency:

Fractional amount of Preferred Shares represented by each Depositary Share:

Initial public offering price per Depositary Share:     % of the principal
  amount, plus accrued interest [or amortized original issue discount], if any, from ____________, 19__.

Purchase price per Depository Share:
  (amount equal to the initial public offering price set forth above, less $________ per Depositary Share).

Annual cash dividend amount:       $      Payable:

Closing date and location:

Additional representations, if any:

Redemption provisions:

Lock-up provisions:

Sinking fund requirements:

Number of Option Securities, if any:

Other terms and conditions:


                COMMON STOCK

Initial public offering price per share:

Purchase Price per share:

Listing Requirement:           [NYSE]       [BSE]

Closing date and location:

Additional representations, if any:

Lock-up provisions:

Number of Option Securities, if any:

Purchase Price per Option Security:

Other terms and conditions:

                                   WARRANTS

Title of Warrants:

Number to be issued:

Currency:

Initial public offering price per Warrant:    $

Purchase price per Warrant:     $

Listing requirement:       [None]    [NYSE]    [BSE]

Exercisable for:

Exercise price:

Exercise provisions:

Closing date and location:

Additional representations, if any:

Redemption provisions:

Lock-up provisions:

Other terms and conditions:


     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the [principal amount] [number of shares] of Offered Securities set forth opposite its name and a proportionate share of Option Securities to the extent any are purchased.

     This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                 Very truly yours,

                                 [Representatives[s]]


                                 By:_________________________________

                                 Acting on behalf of themselves and
                                 the other named Underwriters


Confirmed and accepted as of
the date first above written:

BANKBOSTON CORPORATION


By: ____________________________
     Name:
     Title: